UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 31, 2009
Date of Report (Date of earliest event reported)

NYSE Euronext
(Exact name of registrant as specified in its charter)

Delaware	001-33392	20-5110848
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11 Wall Street
New York, New York		10005
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 656-3000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     (c) On December 31, 2009, the Chairman’s Committee of Euronext College of Regulators issued a non-objection regarding the appointment of Dominique Cerutti as Deputy Chief Executive Officer of NYSE Euronext (the “Company”). Mr. Cerutti will also join NYSE Euronext’s Management Committee.
     Mr. Cerutti, 48, most recently served as General Manager of IBM Southwest Europe. He had responsibility over IBM’s financing arm IGF (IBM Global financing). Mr. Cerutti was a member of IBM Chairman and CEO Sam Palmisano’s Senior Leadership Team. Previously, he was general manager of IBM’s Global Services in Europe, Middle East & Africa, based in Paris. Prior to that role, in 2000, Mr. Cerutti was general manager of IBM Global Services, West region (France, Belgium and Luxembourg). From December 1998 to October 1999, he was appointed executive assistant at IBM’s New York headquarters to former IBM Chairman and CEO Louis V. Gerstner. Mr. Cerutti joined IBM in 1986.
     The terms of Mr. Cerutti’s employment agreement provide for an initial base salary of EUR 675,000 and an initial target bonus of EUR 1,000,000, half of which will be paid in cash and half in the form of restricted stock units (“RSUs”). For 2009, Mr. Cerutti will also be paid a one time additional exceptional bonus in the amount of EUR 390,000 which will be granted in the form of RSUs. In addition, for 2010, Mr. Cerutti will be eligible to receive a grant in the range of $1,500,000 to $1,750,000 in RSUs subject to time vesting conditions pursuant to the Company’s long-term incentive program. Mr. Cerutti will also be provided with a company car and a driver to be used for business purposes only.
     The agreement provides for Mr. Cerutti to serve until such time as his employment is terminated by the Company or him. If Mr. Cerutti is terminated for any reason other than gross or willful misconduct or an agreed-upon termination, he is entitled to, among other things: a payment in the amount of his base salary plus the maximum annual bonus at such time multiplied by .5 or 1.5, depending upon, among other things, the duration of Mr. Cerutti’s tenure with the Company; and accelerated vesting of RSUs granted to him prior to such termination. Upon resignation, subject to certain exceptions, unvested RSUs granted pursuant to the Company’s long-term incentive program will be forfeited.
     During his employment and for a period of one year following termination of his employment, Mr. Cerutti is subject to customary non-solicitation and non-competition requirements and will be paid a monthly gross compensation of 50% of his base salary in effect on the termination date plus 50% of the maximum amount of annual bonus in effect on such date for the duration of the non-solicitation and non-competition periods.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
     On December 31, 2009, following the receipt of all necessary regulatory approvals, NYSE Euronext amended and restated its bylaws. The amendments provide that at least three-fourths of the members of the board of directors shall satisfy the independence requirements for directors of the Company, modifying the prior provision requiring that all members of the board of directors, other than the chief executive officer and deputy chief executive officer, satisfy the independence requirements. Accordingly, the amendment also provides that in addition to the CEO and deputy CEO, any other directors who do not satisfy the independence requirements shall be recused from acts of the board that are required to be taken by directors that satisfy the independence requirements.
     The amended and restated bylaws, marked to show changes to the former bylaws, are attached hereto as Exhibit 3.1 and are incorporated by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit
Number	Description
3.1	Amended and Restated Bylaws of NYSE Euronext dated as of December 31, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE Euronext
Dated: January 6, 2010	By	/s/ Janet M. Kissane
Janet M. Kissane
SVP — Legal & Corporate Secretary